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                                                                  Exhibit 99.17

FOR IMMEDIATE RELEASE

  LJL BioSystems Ships First Generation of HEFP(TM) Cell-Based Assay For
                      G-Protein Coupled Receptors

SUNNYVALE, Calif., April 25 /PRNewswire/ -- LJL BioSystems, Inc. (Nasdaq:
LJLB) today announced that it has introduced and initiated commercial shipments of its first generation High Efficiency Fluorescence Polarization (HEFP(TM)), assay for cyclic AMP (cAMP) to be used in cell-based analysis. This new proprietary assay, can be used to monitor responses of G-protein coupled receptors (GPCRs) to drug candidates by measuring levels of intracellular cAMP to determine adenylate cyclase activity. This cellular enzyme is an important indicator of signaling and metabolism arising from GPCR activation. GPCRs are critical to many physiological processes and many of today's drugs interact with GPCR targets. Moreover, due to the human genome sequencing efforts, significantly more new GPCRs are being discovered.

LJL's proprietary HEFP platform enables implementation of this cell-based assay in a non-radioactive, miniaturized, and ultra-high throughput manner, thus reducing cost and improving productivity of screening. The cAMP HEFP assay is available in kit form to aid researchers in testing and evaluation as well as in quantities suitable for screening large, primary compound libraries.

"This achievement, in conjunction with the recent SBIR award, represents an important milestone in the growth of LJL's GPCR assay repertoire," commented Lev J. Leytes, Chairman and CEO of LJL. "We are especially excited about this new proprietary HEFP assay technology because we believe it has the potential to monitor responses to multiple GPCR receptors and further reduce assay development time and cost."

LJL will be hosting a conference call on Tuesday April 25, 2000 at 1:15 p.m. PDT to discuss first quarter results, this announcement and the Company's progress. Interested parties can access this call at www.vcall.com. About LJL BioSystems, Inc.

LJL BioSystems designs, produces and sells infrastructure tools that accelerate and enhance the process of discovering new drugs in the genomics and post-genomics era. Our products, including instruments and consumables, are designed to provide flexible, cost-efficient, high throughput solutions that can be used across all stages of the drug discovery process, including screening and genotyping. Our worldwide customers include pharmaceutical, biotechnology and genomics companies as well as research institutions. LJL's customers include, among others, AstraZeneca, Aventis, Bristol Myers Squibb, SmithKline Beecham, Eli Lilly, Pfizer, Merck, Johnson and Johnson, Tularik, Millennium Pharmaceuticals, Amgen, and Incyte. LJL is headquartered in Sunnyvale, California and has a subsidiary in the United Kingdom. Additional information can be found at www.ljlbio.com. Forward-Looking Statements

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Statements made in this news release, other than statements of historical fact, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, including statements regarding LJL's "expectations," "goals," "beliefs," "hopes," "designs," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the impact of competitive products and pricing, the timely development and market acceptance of new products, the ability to raise capital, concentration of HTS and Ultra-HTS markets, market conditions, the mix between domestic and international sales, manufacturing and cost of LJL's products, dependence on collaborative partners, the enforcement of intellectual property rights, and uncertainties relating to sole source suppliers, technological approaches, FDA and other regulatory approvals. These and other risk factors are discussed in LJL's Annual Report on Form 10-K, filed February 16, 2000, and its Registration Statement on Form S-3 filed on March 14, 2000 (see, in particular, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations). LJL disclaims any intent or obligation to update these forward-looking statements. As a result of these and other factors, LJL expects to experience significant fluctuations in operating results, and there can be no assurance that LJL will become or remain consistently profitable in the future.

For information on LJL BioSystems, Inc., contact Larry Tannenbaum, Chief Financial Officer, at 408-548-0542 or ltannenbaum@ljlbio.com.

/CONTACT: Larry Tannenbaum, CFO and Senior Vice President of LJL BioSystems, Inc., 408-548-0542, or Ltannenbaum@ljlbio.com; or Susanne Friestedt of Friestedt International, 619-223-8844, or friestintl@aol.com, for LJL BioSystems, Inc./


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